AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 `

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1200960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 International Drive Baltimore, Maryland 21202 (410) 539-0000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas C. Merchant

Executive Vice President and General Counsel

Legg Mason, Inc.

100 International Drive

Baltimore, Maryland 21202

(410) 539-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James S. Scott, Sr., Esq. Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities

(1)	An indeterminate principal amount of debt securities are being registered and may from time to time be offered at indeterminate prices.
(2)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

LEGG MASON, INC.

DEBT SECURITIES

Pursuant to a “shelf” registration statement of which this prospectus is a part, we, Legg Mason, Inc., may offer notes, debentures or other debt securities. Pursuant to this process, we may sell such securities from time to time together or separately in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale.

This prospectus will describe the general terms of the securities and the general manner in which we will offer such securities. Each time we sell securities, we will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we will offer the securities.

The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest.

Investing in our securities involves risks. See the “Risk Factors” in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2014

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “LM”. Information about us also is available at the NYSE.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with them. This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date the respective offering of securities has been completed:

•	Our Annual Report on Form 10-K for the year ended March 31, 2013, including information specifically incorporated by reference into the annual report on Form 10-K from our proxy statement on Schedule 14A filed with the SEC on June 12, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013;

•	Our Current Report on Form 8-K filed with the SEC on April 2, 2013;

•	Our Current Report on Form 8-K filed with the SEC on May 3, 2013;

•	Our Current Report on Form 8-K filed with the SEC on June 6, 2013;

•	Our Current Report on Form 8-K filed with the SEC on June 27, 2013;

•	Our Current Report on Form 8-K filed with the SEC on July 25, 2013, relating to submission of matters to a vote of security holders;

•	Our Current Report on Form 8-K filed with the SEC on September 5, 2013; and

•	Our Current Report on Form 8-K filed with the SEC on September 11, 2013, only with respect to Item 8.01.

You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

Legg Mason, Inc. 100 International Drive Baltimore, Maryland 21202 Attn: Corporate Secretary (410) 539-0000

Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

The information contained in this prospectus is current only as of the date hereof. Unless the context requires otherwise, the terms “Legg Mason,” “we,” “us,” and “our” refer to Legg Mason, Inc. and its predecessors and subsidiaries.

FORWARD-LOOKING INFORMATION

Certain statements included in this prospectus, the accompanying prospectus supplement and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking statements. These forward-looking statements may contain information related, but not limited to:

•	anticipated growth in revenues, margins or earnings per share;

•	anticipated future net client cash flows, and uses for free cash;

•	anticipated future performance of our business, including expected earnings per share in future periods;

•	anticipated changes in our business or in the amount of client assets under management;

•	anticipated expense levels, changes in expenses and expectations regarding financial market conditions;

•	anticipated investment performance of, or levels of asset flows to, asset management products we manage;

•	anticipated future investment performance of our affiliates;

•	anticipated future transactions such as acquisitions; and

•	anticipated performance of recent, pending and future acquisitions.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially due to a number of factors including, but not limited to:

•	the volatility and general level of securities prices and interest rates;

•	the competitive nature of the asset management industry;

•	changes in investor sentiment and confidence;

•	changes in domestic and foreign economic and market conditions;

•	changes in our total assets under management or their composition due to investment performance, client withdrawals or inflows, market conditions, competitive pressures or other reasons;

•	the mix of our assets under management among our affiliates and the revenue yield of our assets under management;

•	the relative investment performance of company-sponsored investment funds and other asset management products both in absolute terms and relative to competing offerings and market indices;

•	our ability to maintain investment management and administrative fees at current levels;

•	the loss of key employees or principals of our current or future operating subsidiaries;

•	fluctuations in operating expenses due to variations in levels of compensation expense incurred as a result of changes in the number of total employees, competitive factors, changes in the percentages of revenues paid as compensation or other reasons;

•	the effect of current and future federal, state and foreign regulation of the asset management industry, including potential liability under applicable securities laws;

•	market, credit and liquidity risks associated with our investment management activities;

•	variations in expenses and capital costs, including depreciation, amortization and other non- cash charges incurred by us to maintain our administrative infrastructure;

•	the impairment of acquired intangible assets and goodwill;

•	costs associated with any credit support activities we engage in with regard to funds managed by our subsidiaries;

•	potential restrictions on the business of, and withdrawal of capital from, certain of our subsidiaries due to net capital requirements;

•	unanticipated costs that may be incurred by Legg Mason from time to time to protect client goodwill, to otherwise support investment products or in connection with litigation or regulatory proceedings; and

•	the effect of any acquisitions and dispositions, including prior acquisitions.

We have no duty to update any of the forward-looking statements after the date of this prospectus or any documents incorporated by reference. In assessing these forward-looking statements you should carefully consider the factors discussed under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements” and “Risk Factors” in our Quarterly Reports on Form 10-Q and our most recent Annual Report on Form 10-K.

We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. Management cannot predict such new risks or the impact of such new risks on our businesses. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

OUR COMPANY

Legg Mason is a global asset management company. Acting through our subsidiaries, we provide investment management and related services to institutional and individual clients, company-sponsored mutual funds and other pooled investment vehicles. We offer these products and services directly and through various financial intermediaries. We have operations principally in the United States of America and the United Kingdom and also have offices in Australia, Bahamas, Brazil, Canada, Chile, China, Dubai, France, Germany, Italy, Japan, Luxembourg, Poland, Singapore, Spain, Switzerland and Taiwan.

Legg Mason, Inc. was incorporated in Maryland in 1981 to serve as a holding company for its various subsidiaries. The predecessor companies to Legg Mason trace back to Legg & Co., a Maryland-based broker-dealer formed in 1899. Our subsequent growth has occurred primarily through internal expansion and the acquisition of asset management and broker-dealer firms. In December 2005, Legg Mason completed a transaction in which it sold its primary broker-dealer businesses to concentrate on the asset management industry.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under this process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer.

Each time we offer any of the securities described in this prospectus, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the securities we are then offering and the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus, the applicable prospectus supplement and in any related free writing prospectus that we authorize to be delivered to you, together with the documents we have incorporated by reference in this prospectus and the applicable prospectus supplement, in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended September 30, 2013	Years Ended March 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	5.0x	(4.1)x(1)	3.4x	3.8x	3.0x	(13.8)x(2)

(1)	Earnings were inadequate to cover fixed charges for the year ended March 31, 2013 by $505.6 million.
(2)	Earnings were inadequate to cover fixed charges for the year ended March 31, 2009 by $3,183 million.

For purposes of calculating the ratio of earnings to fixed charges, (i) “earnings” consist of our consolidated income from operations before income taxes and fixed charges and (ii) “fixed charges” consist of interest expense, excluding interest on uncertain tax positions, included in earnings and one third of the total of Rent, Marketing Data Services, Maintenance, Data Processing Service Bureau and Equipment Rental expenses (considered representative of the interest factor).

USE OF PROCEEDS

Except as may be described otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes. This may include our continued expansion and diversification, both by internal growth and by acquisition, of our asset management business, and repayment of our outstanding indebtedness. Pending any of the foregoing applications, the net proceeds may be invested temporarily in short-term, interest bearing securities.

DESCRIPTION OF DEBT SECURITIES

In this description, “we”, “our”, “us” and Legg Mason refer to Legg Mason, Inc. and not to any subsidiary of Legg Mason, Inc.

We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Events of Default.” Second, the trustee performs certain administrative duties for us.

The debt securities will constitute either senior debt (the “Senior Securities”) or subordinated debt (the “Subordinated Securities”) of Legg Mason. Senior Securities will be issued under a separate indenture to be entered into between us and The Bank of New York Mellon, as Trustee (the “Senior Trustee”), pursuant to a form senior indenture filed herewith as Exhibit 4(a) (as the senior indenture may be supplemented from time to time, the “Senior Indenture”). Subordinated Securities will be issued under a separate indenture to be entered into between us and The Bank of New York Mellon, as Trustee (the “Subordinated Trustee”), pursuant to a form subordinated indenture filed with our Form S-3, filed with the SEC on January 11, 1996 (as the subordinated indenture may be supplemented from time to time, the “Subordinated Indenture”). We will refer to the Senior Indenture and the Subordinated Indenture together as the “Indentures” and each as an “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as the context requires.

Because this section is a summary, it does not describe every aspect of the debt securities and the Indentures. We urge you to read the Indentures because the Indentures, and not this description, define your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the Indentures. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the Indentures. See “Where You Can Find More Information” for information on how to locate the Indentures and any supplemental indentures that may be filed.

General Provisions of the Indenture

Each series of debt securities will be unsecured obligations of Legg Mason. Any senior securities will rank equally with all other unsecured and unsubordinated indebtedness of Legg Mason. Any subordinated securities will be subordinated in right of payment to the prior payment in full of the senior indebtedness of Legg Mason as more fully described in a prospectus supplement or term sheet.

The Indentures provide that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet (“offered debt securities”), as well as other unsecured debt securities, may be issued under the applicable Indenture in one or more series.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities, including the following:

•	The title of the debt securities and whether the debt securities will be senior securities or subordinated securities of Legg Mason.

•	The total principal amount of the debt securities of the series and any limit on such total principal amount.

•	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

•	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

•	The form in which we will issue the debt securities and whether we will have the option of issuing debt securities in “certificated” form.

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

•	Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined.

•	The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

•	If other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the debt securities will be issued.

•	Whether defeasance provisions apply to the debt securities and any provisions in modification of, in addition to or in lieu of any of these provisions.

•	Whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

•	Whether the debt securities are subordinated and the terms of such subordination.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	Any changes or additions to the Events of Default or covenants contained in the applicable Indenture.

•	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

•	Any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The Indentures do not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under an indenture when a single trustee is acting for all debt securities issued under the indenture are called the “indenture securities.” Each Indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an Indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The Indentures do not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination unless otherwise specified in the applicable prospectus supplement or term sheet. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.

Optional Redemption, Repayment and Repurchase

If specified in a prospectus supplement or term sheet, we may redeem the debt securities at our option by mailing notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. If less than all of the debt securities are to be redeemed at any time, the trustee will select debt securities to be redeemed by such method as the trustee deems appropriate. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.

We may at any time purchase the debt securities at any price in the open market or otherwise, subject to applicable law. We may hold, resell or surrender for cancellation any debt securities that we purchase.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Issuance of Securities in Registered Form

Book-Entry Holders. We will issue debt securities in registered book-entry form only, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary or its nominee. Financial institutions that participate in the depositary’s book-entry system will hold beneficial interests in the debt securities held by or on behalf of the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the Indentures, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary or its nominee as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants will do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities or the applicable Indenture.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through an indirect participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.

Street Name Holders. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

What Is a Global Security? As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with, or on behalf of, and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect owner of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book- entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•	An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the trustee.

•	DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for debt securities of the same series in non-book-entry form (certificated debt securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security (subject to the procedures of the depositary); or

•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”

The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and neither we nor the trustee, will be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Global Securities.”

Payments on Certificated Debt Securities. We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.

Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Covenant

Consolidation, Merger, Sale or Conveyance. The Indentures provide that Legg Mason may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•	the successor or transferee entity, if other than Legg Mason, is a corporation organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities of Legg Mason and the performance of every covenant and obligation in the indenture to be performed or observed by Legg Mason;

•	immediately after giving effect to the transaction, no Event of Default, as defined in the applicable Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	Legg Mason has delivered to the trustee an officer’s certificate and an opinion of counsel, each in the form required by the applicable Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for Legg Mason as obligor on the debt securities with the same effect as if it had been named in the applicable Indenture as Legg Mason.

Events of Default

An event of default is defined in the Senior Indenture with respect to the debt securities of any series issued under the Senior Indenture as:

(a)	default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;

(b)	default in payment of principal of or any premium on the debt securities of such series at maturity or upon redemption or repayment when the same becomes due and payable;

(c)	failure to observe or perform any other covenant or agreement with respect to the debt securities of such series for 60 days after we receive notice of such failure as provided in the indenture;

(d)	a default under any debt for money borrowed by Legg Mason or any subsidiary that results in the acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount of at least $50.0 million or its foreign currency equivalent at the time and such acceleration has not been rescinded or annulled, or debt paid, within 30 days after notice to us by the trustee or holders of 25% or more in aggregate principal amount of the then outstanding debt securities of such series;

(e)	certain events of bankruptcy, insolvency and reorganization of Legg Mason; and

(f)	any other event of default provided with respect to the debt securities of such series.

An event of default is defined in the Subordinated Indenture with respect to the debt securities of any series issued under the Subordinated Indenture as:

(a)	default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;

(b)	default in payment of principal of the debt securities of such series at maturity or upon redemption, by declaration or otherwise;

(c)	failure to observe or perform any other covenant, or agreement with respect to the debt securities of such series for 60 days after we receive notice of such failure;

(d)	a default with respect to any debt for money borrowed by Legg Mason or any subsidiary, which default results in the acceleration of the maturity of such debt in an amount in excess of $10.0 million without such debt having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof to us by the trustee, or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities (treated as one class) issued under the Subordinated Indenture;

(e)	certain events of bankruptcy, insolvency or reorganization of Legg Mason; and

(f)	any other event of default provided with respect to the debt securities of such series.

If an event of default with respect to the Senior Indenture described in clause (a), (b), (c), (d) or (f) above or any event of default with respect to the Subordinated Indenture has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series may declare the principal amount of the debt securities of the applicable series then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately.

Each Indenture provides that upon certain conditions such declarations may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the debt securities of the applicable series.

The Senior Indenture provides that if an event of default described in clause (e) above has occurred and is continuing, then the principal amount of all debt securities issued under the applicable indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the Indentures, the trustee must give to the holders of debt securities of any series notice of all uncured defaults known to it with respect to the debt securities of such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of or any premium or interest on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of such debt securities.

No holder of any debt securities may institute any action under the applicable Indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

•	the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series, or, in the case of an event of default with respect to the Senior Indenture described in clause (e) above, the holders of not less than 25% in aggregate principal amount of all debt securities issued under the Senior Indenture, have requested the trustee to institute proceedings in respect of such event of default in its own name as trustee;

•	such holder or holders have offered the trustee such indemnity as the trustee may reasonably require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of such debt securities, or, in the case of an event of default with respect to the Senior Indenture described in clause (e) above, by the holders of a majority in aggregate principal amount of all debt securities issued under the Senior Indenture.

The holders of a majority in aggregate principal amount of the debt securities of any series and, in the case of an event of default with respect to the Senior Indenture described in clause (e) above, the holders of a majority in aggregate principal amount of all debt securities issued under the Senior Indenture, will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. Each Indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. Each Indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by an officer to the effect that a review of our activities during such year and our performance under the applicable Indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the applicable Indenture or, if we are in default, specifying such default.

Modification of the Indentures

We and the trustee may, without the consent of the holders of the debt securities issued under an indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to Legg Mason and the assumption by such successor of its obligations under the applicable Indenture and the debt securities;

•	to add to the covenants of Legg Mason or surrender of any of our rights, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in an Indenture;

•	to establish the form or terms of any other series of debt securities;

•	to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under the applicable Indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the Indenture; and

•	to provide any additional events of default.

With certain exceptions, each Indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•	change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the provisions of certain sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance. Under current United States federal income tax law, Legg Mason can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued without causing a taxable event. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If you hold subordinated securities, you also would be released from the subordination provisions described in the Subordinated Indenture. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•	Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal income tax law or we obtain an Internal Revenue Service ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal income tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities you would also be released from the subordination provisions described in the Subordinated Indenture.

Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and that the defeasance does not result in a breach of any material agreement of the Company.

Discharge of the Indenture

We may satisfy and discharge our obligations under the Indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable (or will become due and payable at stated maturity within one year or to be called for redemption within one year), whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the Indenture.

Form, Exchange and Transfer of Certificated Debt Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

Holders may exchange their certificated debt securities for smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

A trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under an Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indentures

The Bank of New York Mellon may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The Bank of New York Mellon may also serve as trustee under other indentures under which we are the obligor in the future. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

HOLDING COMPANY STRUCTURE

We are a holding company and our assets consist primarily of investments in our subsidiaries. A substantial portion of our consolidated liabilities have been incurred by our subsidiaries. Our rights and the rights of our creditors, including holders of our debt securities, to participate in the distribution of assets of any subsidiary upon liquidation or reorganization of a subsidiary or otherwise will be subject to prior claims of the subsidiary’s creditors, including trade creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Accordingly, the holders of our debt securities may be deemed to be effectively subordinated to such claims. As of September 30, 2013, our subsidiaries had a total of approximately $0.7 billion of outstanding liabilities, including indebtedness.

Our ability to service our indebtedness and other obligations, including the debt securities offered hereby, is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings and cash flow.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from sale;

•	the amounts underwritten;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Any underwriters, dealers or agents participating in a sale of securities may be considered to be underwriters under the Securities Act. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the securities:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

If underwriters are used in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters will also be obligated to purchase all the securities of an issue if any are purchased. Any initial public offering price or any concession allowed or reallowed or paid to dealers may be changed.

We may also sell the securities directly or through agents. Any agent will be named and any commissions payable to the agent will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price set forth in the applicable prospectus supplement using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

The applicable prospectus supplement will describe any restrictions on the sale of securities if and as appropriate.

Agents and underwriters may be customers of, engage in transactions with, or perform services for Legg Mason in the ordinary course of business.

VALIDITY OF THE DEBT SECURITIES

The validity of the debt securities to be issued by Legg Mason will be passed upon for us by Thomas C. Merchant, Esq., our Executive Vice President and General Counsel, who as to matters of New York law may rely upon the opinion of Shearman & Sterling LLP, New York, New York. With respect to matters of New York law, the validity of the debt securities to be issued by Legg Mason will be passed upon for us by Shearman & Sterling LLP unless otherwise provided for in the applicable prospectus supplement. Mr. Merchant beneficially owns, or has rights to acquire under our employee benefit plans, less than one percent of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting fees and commissions. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

Securities and Exchange Commission registration fee	$		*
Trustees’ fees and expenses		20,000
Printing and engraving fees and expenses		200,000
Accounting fees and expenses		200,000
Blue sky fees and expenses		10,000
Legal fees		400,000
Rating agency fees		425,500
Miscellaneous (including listing fees, if applicable)		200,000

Total	$		*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

Item 15. Indemnification of Directors and Officers.

The registrant’s by-laws provide for indemnification of any person who is serving or has served as a director or officer of the registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

The registrant’s officers and directors are insured against certain liabilities under certain policies maintained by the registrant with aggregate coverage of $175,000,000.

The foregoing summaries are subject to the complete text of the statute, by-laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit
1	The form or forms of Underwriting Agreement for Debt Securities will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

4(a)	Form of Indenture for Senior Securities between Legg Mason, Inc., as Issuer and The Bank of New York Mellon, as Trustee.

4(b)	Form of Indenture for Subordinated Securities between Legg Mason, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, filed as exhibit 4.B to the registrant’s Registration Statement (file number 333-00151) on Form S-3 dated January 11, 1996 and incorporated herein by reference.

4(c)	The form or forms of Debt Securities with respect to each particular series of debt securities registered hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

5(a)	Opinion of Thomas C. Merchant, Esq.

5(b)	Opinion of Shearman & Sterling LLP.

12(a)	Computation of Consolidated Ratios of Earnings to Fixed Charges.

23(a)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23(b)	Consent of Thomas C. Merchant, Esq. (included in Exhibit 5(a)).

23(c)	Consent of Shearman & Sterling LLP (included in Exhibit 5(b)).

24	Powers of Attorney (included in the signature pages).

25(a)	The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Senior Indenture.

25(b)	The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Subordinated Indenture.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales of debt securities registered hereby are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness and the date of the first contract of sale of debt securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the debt securities in the registration statement to which the prospectus relates, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Baltimore, State of Maryland, on January 13, 2014.

LEGG MASON, INC. (registrant)

By:	/S/ JOSEPH A. SULLIVAN
Joseph A. Sullivan, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph A. Sullivan, Thomas C. Merchant and Peter H. Nachtwey, or any of them, his true and lawful attorneys-in-fact, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JOSEPH A. SULLIVAN Joseph A. Sullivan	Chief Executive Officer, Director and President (Principal Executive Officer)	January 13, 2014

/s/ PETER H. NACHTWEY Peter H. Nachtwey	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2014

/s/ DENNIS M. KASS Dennis M. Kass	Chairman of the Board	January 13, 2014

/s/ HAROLD L. ADAMS Harold L. Adams	Director	January 13, 2014

/s/ JOHN T. CAHILL John T. Cahill	Director	January 13, 2014

/s/ BARRY W. HUFF Barry W. Huff	Director	January 13, 2014

/s/ JOHN E. KOERNER, III John E. Koerner, III	Director	January 13, 2014

/s/ CHERYL GORDON KRONGARD Cheryl Gordon Krongard	Director	January 13, 2014

/s/ JOHN V. MURPHY John V. Murphy	Director	January 13, 2014

/s/ NELSON PELTZ Nelson Peltz	Director	January 13, 2014

/s/ MARGARET MILNER RICHARDSON Margaret Milner Richardson	Director	January 13, 2014

/s/ KURT L. SCHMOKE Kurt L. Schmoke	Director	January 13, 2014

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1	The form or forms of Underwriting Agreement for Debt Securities will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

4(a)	Form of Indenture for Senior Securities between Legg Mason, Inc., as Issuer and The Bank of New York Mellon, as Trustee.

4(b)	Form of Indenture for Subordinated Securities between Legg Mason, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, filed as exhibit 4.B to the registrant’s Registration Statement (file number 333-00151) on Form S-3 dated January 11, 1996 and incorporated herein by reference.

4(c)	The form or forms of Debt Securities with respect to each particular series of debt securities registered hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

5(a)	Opinion of Thomas C. Merchant, Esq.

5(b)	Opinion of Shearman & Sterling LLP

12(a)	Computation of Consolidated Ratios of Earnings to Fixed Charges.

23(a)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23(b)	Consent of Thomas C. Merchant, Esq. (included in Exhibit 5(a)).

23(c)	Consent of Shearman & Sterling LLP (included in Exhibit 5(b)).

24	Powers of Attorney (included in the signature pages).

25(a)	The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Senior Indenture.

25(b)	The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Subordinated Indenture.